EXHIBIT 99.1


[U.S. Bancorp logo]                            News Release

                                       CONTACT: Steve Dale (Media)
                                                (612) 303-0784
                                                H. D. McCullough (Analysts)
                                                (612) 303-0786
                                                Judy Murphy (Analysts)
                                                (612) 303-0783


                  U.S. BANCORP ANNOUNCES COMPLETION OF SPIN-OFF
                           OF PIPER JAFFRAY COMPANIES


MINNEAPOLIS, MN. (Dec. 31, 2003) - U.S. Bancorp (NYSE: USB) today announced that it completed the spin-off of Piper Jaffray Companies (NYSE: PJC). U.S. Bancorp distributed today one share of Piper Jaffray Companies common stock for every 100 shares of U.S. Bancorp common stock held by shareholders of record as of 5:00 p.m., EST, on December 22, 2003, by means of a special dividend. U.S. Bancorp shareholders will receive cash in lieu of any fractional shares of Piper Jaffray Companies common stock resulting from the distribution.

Beginning January 2, 2004, Piper Jaffray Companies will trade as a separate company on the New York Stock Exchange under the ticker symbol "PJC." Piper Jaffray Companies common stock began trading on a "when-issued" basis on the New York Stock Exchange on December 19, 2003, under the ticker symbol "PJC wi." U.S. Bancorp stockholders who sold their shares of U.S. Bancorp common stock in the "regular way" market prior to the distribution sold their right to receive the Piper Jaffray Companies dividend with respect to those shares.

"With this distribution, we are providing our shareholders with another avenue to benefit from their investment in U.S. Bancorp," stated Jerry A. Grundhofer, chairman, president and chief executive officer of U.S. Bancorp.

ABOUT U.S. BANCORP

U.S. Bancorp, with assets of $189 billion, is the 8th largest financial services holding company in the United States. The company operates 2,201 banking offices and 4,506 ATMs, and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions. U.S. Bancorp is home of the Five Star Service Guarantee which assures customers of certain key banking benefits and services or customers will be paid for their inconvenience. U.S. Bancorp is the parent company of U.S. Bank. Visit U.S. Bancorp on the web at usbank.com.

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FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "potentially," "probably," "projects," "outlook" or similar expressions. These forward- looking statements cover, among other things, anticipated future revenue and expenses, and the future prospects of the Company. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following, in addition to those contained in the Company's reports on file with the SEC: (i) general economic or industry conditions could be less favorable than expected, resulting in a deterioration in credit quality, a change in the allowance for credit losses, or a reduced demand for credit or fee-based products and services; (ii) changes in the domestic interest rate environment could reduce net interest income and could increase credit losses; (iii) inflation, changes in securities market conditions and monetary fluctuations could adversely affect the value or credit quality of the Company's assets, or the availability and terms of funding necessary to meet the Company's liquidity needs; (iv) changes in the extensive laws, regulations and policies governing financial services companies could alter the Company's business environment or affect operations; (v) the potential need to adapt to industry changes in information technology systems, on which the Company is highly dependent, could present operational issues or require significant capital spending; (vi) competitive pressures could intensify and affect the Company's profitability, including as a result of continued industry consolidation, the increased availability of financial services from non- banks, technological developments, or bank regulatory reform; (vii) changes in consumer spending and savings habits could adversely affect the Company's results of operations; (viii) changes in the financial performance and condition of the Company's borrowers could negatively affect repayment of such borrowers' loans;
(ix) acquisitions may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated, or may result in unforeseen integration difficulties; (x) capital investments in the Company's businesses may not produce expected growth in earnings anticipated at the time of the expenditure; and (xi) acts or threats of terrorism, and/or political and military actions taken by the U.S. or other governments in response to acts or threats of terrorism or otherwise could adversely affect general economic or industry conditions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.